Exhibit 10.24

NINTH AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Ninth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of September 14, 2020, by and among PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and DRAFTKINGS INC., a Nevada corporation, DRAFTKINGS INC., a Delaware corporation, CROWN GAMING INC., and CROWN DFS INC. (individually, each a “Borrower” and collectively, “Borrowers”).

RECITALS

Borrowers and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of October 21, 2016 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.     Bank hereby waives any violations of Section 6.2(i), Section 6.2(ix), or Section 6.2(a) of the Agreement that may have occurred due to Borrowers not providing the reporting required by such sections for the periods ending November 30, 2019 and December 31, 2019 within the timeframes required thereby.

2.     Section 2.5(c) of the Agreement is hereby amended and restated, as follows:

(c)            [Reserved].

3.     Section 6.6 of the Agreement is hereby amended and restated, as follows:

6.6          Primary Depository. Borrowers shall collectively maintain Cash at Bank of at least the Cash Threshold Amount at all times. Prior to any Borrower maintaining any investment accounts with Bank’s affiliates, such Borrower, Bank, and any such affiliate shall have entered into a securities account control agreement with respect to any such investment accounts, in form and substance satisfactory to Bank.

4.     Section 8.2(b) of the Agreement is hereby amended and restated, as follows:

(b)            If any Borrower fails to perform any obligation under Section 6.7(b) (Minimum Liquidity) and has failed to cure such default within 5 Business Days; or

5.     The following defined term is hereby added in Exhibit A to the Agreement, as follows:

“Cash Threshold Amount” means

(a)            during the period on and before December 31, 2020, the lesser of (i) $400,000,000 and (ii) 40% of Borrowers’ Total Operating Cash; and

(b)            during the period on and after January 1, 2021, the lesser of (i) $250,000,000 and (ii) 25% of Borrowers’ Total Operating Cash.

6.     The following defined terms in Exhibit A of the Agreement are hereby amended and restated, as follows:

“Aggregate Borrowing Limit” means $60,000,000.

“Non-Formula Revolving Line” means a Credit Extension of up to $60,000,000.

“Non-Formula Revolving Maturity Date” means March 1, 2022.

“Total Operating Cash” means all of Borrowers’ unrestricted cash (excluding, for the avoidance of doubt, any Player Deposits), but excluding cash maintained in a segregated account to comply with legal or regulatory requirements applicable to a Borrower due to Borrowers’ Gaming businesses.

“Unused Availability” means (i) $60,000,000 minus (ii) the outstanding principal amount of the Non-Formula Advances minus (iii) the aggregate limits of Ancillary Services requested by a Borrower and approved by Bank.

7.     The defined term “Applicable Success Fee Amount” and its definition in Exhibit A to the Agreement are hereby deleted.

8.     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

9.     Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment.

10.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

11.   As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)      this Amendment, duly executed by each Borrower;

(b)      an officer’s certificate of each of DraftKings Inc., a Delaware corporation, Crown Gaming Inc., and Crown DFS Inc. with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)      payment of a $2,000 facility fee, which may be debited from any Borrower’s accounts; and

(d)     such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

DRAFTKINGS INC., a Nevada corporation

By:	/s/ Jason Park
Name:	Jason Park
Title:	Chief Financial Officer

DRAFTKINGS INC., a Delaware corporation

By:	/s/ Jason Park
Name:	Jason Park
Title:	Treasurer

CROWN GAMING INC.

By:	/s/ Tim Dent
Name:	Tim Dent
Title:	Director

CROWN DFS INC.

By:	/s/ Tim Dent
Name:	Tim Dent
Title:	Director

PACIFIC WESTERN BANK

By:	/s/ Joel Marquis
Name:	Joel Marquis
Title:	Senior Vice President

[Signature Page to Ninth Amendment to Amended and Restated Loan and Security Agreement]